UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANK OF SOUTH CAROLINA CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-1021355
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Hugh C. Lane, Jr.
President and Chief Executive Officer
256 Meeting Street	256 Meeting Street
Charleston, SC 29401	Charleston, SC 29401
(843) 724-1500	(843) 724-1500
(Address, including zip code, and telephone number,	(Name and address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

copy to:

John H. Warren, III
Warren & Sinkler, L.L.P.
171 Church Street, Suite 340
Charleston, SC 29401

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, no par value per share	—	—

Senior Debt Securities	—	—

Subordinated Debt Securities	—	—

Total	$10,000,000	$1,161.00

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $10,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereunder such indeterminate number or amount of shares of common stock, senior debt securities and subordinate debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise, or settlement of any securities registered hereunder, including any applicable antidilution provisions.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2011

PROSPECTUS

$10,000,000

Bank of South Carolina Corporation

Senior Debt Securities
Subordinated Debt Securities
Common Stock

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $10,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Bank of South Carolina Corporation’s common stock is traded on The NASDAQ Capital Market under the symbol “BKSC”.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on Page 2 of this prospectus and in the documents we file with the SEC that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated June 23, 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT BANK OF SOUTH CAROLINA CORPORATION	1
SUMMARY	2
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	4
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	7
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND MORE INFORMATION	8
INFORMATION INCORPORATED BY REFERENCE	9
INDEX TO EXHIBITS	II-6

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering amount of up to $10,000,000.

Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, change or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since these dates.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

Unless the context requires otherwise, references to “Bank of South Carolina Corporation”, “BKSC”, the “Company”, “we”, “our” and “us” are to Bank of South Carolina Corporation and its subsidiaries.

ABOUT BANK OF SOUTH CAROLINA CORPORATION

We are a bank holding company with $299,122,555 in assets as of March 31, 2011. Our business consists of holding and administering our interest in our subsidiary, The Bank of South Carolina (the “Bank”).  The Bank was organized on October 22, 1986 and opened for business as a state-chartered financial institution on February 26, 1987 in Charleston, South Carolina.  The Bank was reorganized into a wholly-owned subsidiary of Bank of South Carolina Corporation (the “Company”), effective April 17, 1995.  At the time of the reorganization, each outstanding share of the Bank was exchanged for two shares of Bank of South Carolina Corporation Stock.  The Company operates as a commercial bank from its four banking house locations.  The four banking house locations of the Bank include: 256 Meeting Street, Charleston, South Carolina, 100 North Main Street, Summerville, South Carolina, 1337 Chuck Dawley Boulevard, Mt. Pleasant, South Carolina and 2027 Sam Rittenberg Boulevard, Charleston, South Carolina.

Our principal executive offices are located at 256 Meeting Street, Charleston, South Carolina 29401 and our telephone number at that address is (843) 724-1500. We maintain an Internet website at www.banksc.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

SUMMARY

Securities We Are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;
•	senior and/or subordinated debt securities;

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $10,000,000.00. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol “BKSC”.

Debt Securities.    We may offer senior and/or subordinated debt securities in one or more series. For any particular debt securities that we offer, the applicable prospectus supplement will describe the aggregate principal amount to be issued; the issue price or prices; the interest rate or rates; covenants and/or acceleration provisions; the terms and conditions, if any, for conversion or exchange; events of default; and any other specific terms.

RISK FACTORS

In evaluating an investment in our securities, prospective investors should carefully consider, along with the other information set forth or incorporated by reference in this prospectus, the specific factors set forth below for risks involved with an investment in our securities.

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described below and in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus and any prospectus supplement.

Financial Markets

The financial markets have been experiencing volatility and disruption in recent periods. The impact of this situation, together with concerns regarding the financial strength of financial institutions, has led to distress in financial markets and issues relating to liquidity among financial institutions. Concern about the stability of the financial markets generally, the resulting credit availability issues, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could have a material adverse effect on our ability to access capital and manage liquidity. If current levels of financial market volatility and disruption continue or worsen, there can be no assurance that our business, financial condition and results of operations will not be materially and adversely impacted.

Economic Condition Effects on Borrowers

Current market developments and economic conditions have affected business and consumer confidence levels which may result in adverse changes in payment patterns of our borrowers and obligors. This market turmoil and the tightening of credit have led to an increased level of loan delinquencies, lack of business and consumer confidence, and widespread reduction of business activity generally. A worsening of these conditions would likely aggravate the adverse effects of these difficult market conditions on our business, our borrowers and others in the financial services industry. Increased delinquencies and default rates may impact our loan charge-offs and related loan loss provisions. Deterioration in the quality of our loan investments could have an adverse impact on our business, financial condition and results of operations.

Credit Losses

The repayment of our portfolio assets and loans receivable is generally dependent upon future cash flows of the borrowers and/or future cash flows of the underlying collateral. While we evaluate our portfolio assets and loans receivable for impairment on a regular basis by reviewing the collectibility of the assets in light of various factors, worsening economic conditions increase the risk that our borrowers will not be able to repay our loans, and worsening real estate market conditions increase the risk that the value of the properties securing certain of our loans will be insufficient to repay amounts owing to us in the event our borrowers default on the loans. Deterioration in the value of the underlying loan collateral could have an adverse impact on our business, financial condition and results of operations.

Collateral Value

The value of the underlying collateral that secures our loans, as well as real estate or other acquired distressed assets, is subject to various risks, including uninsured damage, change in location, or decline in value caused by use, age or market conditions, as discussed above. We may be materially adversely affected by any material decline in the value of such collateral.

Loan Loss Allowance

We make various assumptions and judgments about the collectibility of our loans and the values of the underlying loan collateral for estimated credit losses based on a number of factors. If our assumptions and judgments are wrong, our existing allowance for loan losses may not be sufficient to cover our actual credit losses. We may have to increase our allowance and record additional loss provisions to adjust for changing conditions and assumptions, or as a result of any deterioration in the quality of our loan portfolio. The actual amount of future provisions cannot be determined at this time and may vary from the amounts of past provisions.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” “intends,” or “should” or other similar expressions and variations of similar words.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions that the forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Many of these risks, contingencies and uncertainties are discussed in greater detail under the “Risk Factors” section above. We are also subject to other risks detailed elsewhere herein or detailed from time-to-time in our filings with the SEC. These listed risks are not intended to be exhaustive and the order in which the risks appear is not intended as an indication of their relative weight or importance. We operate in continually changing business environments, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

You are cautioned that our forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions, which change over time. Actual results, developments and outcomes may differ materially from those expressed in, or implied by, our forward-looking statements. The forward-looking statements speak only as of the date the statement is made, and we have no obligation to publicly update or revise our forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.

USE OF PROCEEDS

Except as we may indicate otherwise in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the securities for acquisitions, capital expenditures, repayment of indebtedness we may incur in the future, working capital and other general corporate purposes.  Before we use the proceeds for these purposes, we may invest them in short-term investments.  If we decide to use the proceeds from a particular offering of the securities for a specific purpose, we will describe that purpose in the related prospectus supplement. At the present time, we have no specific plans or agreements with respect to any acquisition, and we are not engaged in any negotiations regarding any acquisition.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus: through underwriters or dealers; through agents; or directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation: the initial public offering price; the names of any underwriters, dealers or agents; the purchase price of the securities; the use of proceeds to us from the sale of the securities; any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; any discounts or concessions allowed or re-allowed or repaid to dealers; and the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on The NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on The NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any of our common stock offered under this prospectus will be listed on The NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to the registration statement of which this prospectus is a part (the “Registration Statement”). The following summary description of our common stock is based on the provisions of our Articles of Incorporation and By-Laws and the applicable provisions of the South Carolina Business Corporation Act (the “SCBA”). The information below is only a summary and is subject to and qualified in its entirety by reference to our Articles of Incorporation and By-Laws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the SCBA. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Our Board of Directors has the authority to issue up to 12,000,000 shares of common stock, no par value per share. As of June 23, 2011, we had 4,444,275 shares of common stock issued and outstanding.  Holders of our common stock are entitled to one vote per share, to receive dividends when and if declared by our Board of Directors and to share ratably in the assets of the Company legally available for distribution to our stockholders in the event of liquidation. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold hereby will be, upon issuance and payment therefore, duly authorized, fully paid and nonassessable. The holders of our common stock do have cumulative voting rights with respect to the election of directors. All other matters, assuming a quorum is present and unless otherwise provided by law, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of any series of our preferred stock that our Board of Directors may issue in the future. The issuance of common stock may have the effect of delaying, deferring or preventing a change of control of the Company.

The NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol “BKSC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

DESCRIPTION OF OUR DEBT SECURITIES

The following description summarizes the type of general provisions of our senior and/or subordinated debt securities that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of our debt securities, our Board of Directors will adopt an indenture that sets forth the terms and conditions of the particular series of our debt securities, and we will describe the specific terms of our debt securities and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of indenture. The information below, and any description of our debt securities in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the indenture for the particular series of our debt securities.

General

We may issue our debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of our debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of our debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series of our debt securities;
•	the aggregate principal amount of our debt securities;
•	the issue price or prices, expressed at a percentage of the aggregate principal amount of our debt securities;
•	any limit on the aggregate principal amount of our debt securities;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase our debt securities;
•	the denominations in which our debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether our debt securities are to be issuable in the form of book-entry securities or certificated securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of our debt securities;
•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for our debt securities;
•	the covenants and/or the acceleration provisions for our debt securities;

•	any events of default for our debt securities;
•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or warrants;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	the terms and conditions, if any, upon which our debt securities shall be subordinated in right of payment to other indebtedness of the Company;
•
the terms and conditions, if any, upon which the indenture that governs our debt securities of any series may be modified by us and the trustee with or without consent of the holders of such debt securities;

•
the terms and conditions, if any, upon which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied; and

•	the law governing the indenture and our debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue our debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material United States Federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

Trustee

We will identify the trustee with respect to any series of our debt securities, in the prospectus supplement relating to the applicable debt securities.

LEGAL MATTERS

The validity of the securities offered hereby and other legal matters will be passed upon for us by Warren & Sinkler, L.L.P., Charleston, South Carolina.

EXPERTS

The consolidated financial statements of Bank of South Carolina Corporation (i) as of December 31, 2010, and for the year ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 and (ii) as of the quarters ending September 30, 2010 and March 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Elliott Davis, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, a registration statement on Form S-3 (No. 333-                  ) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information not contained in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.banksc.com. Our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference room, at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information about us at the offices of the NASDAQ Capital Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

 We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 3, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 11, 2011;
•	Definitive Proxy Statement on Schedule 14A filed on March 3, 2011;
•	The following Current Reports on Form 8-K filed by us with the SEC since December 31, 2010:
(1)    Current Report on Form 8-K filed on January 14, 2011;
(2)    Current Report on Form 8-K filed on March 24, 2011; and
(3)    Current Report on Form 8-K filed on April 12, 2011; and
(4)    Current Report on Form 8-K filed on April 12, 2011.
(5)    Current Report on Form 8-K filed on June 23, 2011.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the securities to which the prospectus relates or the offering is otherwise terminated.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to Bank of South Carolina Corporation, Attn: Sheryl G. Sharry, 256 Meeting Street, Charleston, South Carolina 29401, or calling (843) 724-1500.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by Bank of South Carolina Corporation in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC and Financial Industry Regulatory Authority fees.

SEC registration fee		$1,161.00
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing expenses		*
Miscellaneous expenses		*

Total	$	*

* The amount of these fees and expenses is not currently determinable.

Item 15.    Indemnification of Directors and Officers.

The following is a summary of the general effect of the SCBA, our By-Laws and Articles of Incorporation with respect to the indemnification of our directors and officers and insurance therefor.  Such summaries are necessarily subject to the complete text of such statute, By-Laws and Articles of Incorporation and are qualified in their entirety by reference thereto.

Article XI of our By-Laws provides that we shall indemnify our directors and officers to the fullest extent permitted by the SCBA. Our By-Laws require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred. Reference is made to Section 33-8-520 of the SCBA, which provides for mandatory indemnification of directors and officers in certain circumstances.

We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16.    Exhibits and Financial Statement Schedules.

A list of the exhibits required by Item 601 of Regulation S-K to be filed as a part of this registration statement is set forth in the Index to Exhibits on Page II-6, which immediately precedes such exhibits.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

   (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                   (iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                   (2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3)              To remove from registration by means of a post-effective amendment any the securities being registered which remain unsold at the termination of the offering.

                   (4)              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                   (5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                   (6)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (7)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Bank of South Carolina Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, South Carolina, on June 23, 2011.

BANK OF SOUTH CAROLINA CORPORATION

By:	/s/Hugh C. Lane, Jr.
Hugh C. Lane, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2011.

Signature	Capacity

/s/Hugh C. Lane, Jr.	President, Chief Executive Officer and Director
Hugh C. Lane, Jr.	(Principal Executive Officer)

/s/Sheryl G. Sharry	Chief Financial Officer, Executive Vice President, Treasurer and Director
Sheryl G. Sharry	(Principal Financial and Accounting Officer)

/s/Fleetwood S. Hassell	Executive Vice President and Director
Fleetwood S. Hassell

/s/David W. Bunch	Director
David W. Bunch

/s/Graham M. Eubank, Jr.	Director
Graham M. Eubank, Jr.

/s/Glen B. Haynes, DVM	Director
Glen B. Haynes, DVM

/s/William L. Hiott, Jr.	Director
William L. Hiott, Jr.

/s/Katherine M. Huger	Director
Katherine M. Huger

/s/Richard W. Hutson, Jr.	Director
Richard W. Hutson, Jr.

/s/Charles G. Lane	Director
Charles G. Lane

/s/Louise J. Maybank	Director
Louise J. Maybank

/s/Linda J. Bradley Mckee, PHD, CPA	Director
Linda J. Bradley McKee, PHD, CPA

/s/Alan I. Nussbaum, MD	Director
Alan I. Nussbaum, MD

/s/Edmund Rhett, Jr., MD	Director
Edmund Rhett, Jr., MD

/s/Malcolm M. Rhodes, MD
Malcolm M. Rhodes, MD	Director

/s/David R. Schools	Director
David R. Schools

/s/Steve D. Swanson
Steve D. Swanson	Director

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Common Stock.*

4.1
Articles of Incorporation of Bank of South Carolina Corporation, including all amendments through December 31, 1995 (filed as Exhibit 1.1 to the Annual Report on Form 10-KSB for the year ended 1995, and incorporated herein by reference), and Amendments filed with the South Carolina Secretary of State on April 17, 1998 and February 20, 2009.

4.2	By-Laws of Bank of South Carolina Corporation (filed as Exhibit 1.2 to the Annual Report on Form 10-KSB for the year ended 1995, and incorporated herein by reference).

4.3	Form of Senior Indenture.*

4.4	Form of Senior Debt Security (included in Exhibit 4.3).*

4.5	Form of Subordinated Indenture.*

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5).*

5.1	Opinion of Warren & Sinkler, L.L.P. as to the validity of the common stock, senior debt securities and subordinated debt securities of Bank of South Carolina Corporation.

23.1	Consent of Elliott Davis, LLC.

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee (to be filed prior to any issuance of Senior Debt Securities).**

25.2	Form T-1 Statement of Eligibility of the Subordinated Indenture Trustee (to be filed prior to any issuance of Subordinated Debt Securities).**

*	To be filed by amendment to this Registration Statement or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.